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                                                                      EXHIBIT 21



                          SUBSIDIARIES OF AMETEK, INC.
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                                               STATE OR OTHER JURISDICTION OF        PERCENTAGE OF VOTING
NAME OF SUBSIDIARY AND NAME                           INCORPORATION OR              SECURITIES OWNED BY ITS
UNDER WHICH IT DOES BUSINESS                            ORGANIZATION                   IMMEDIATE PARENTS*
----------------------------                   ------------------------------       -----------------------
Advanced Measurement Technology, Inc           Delaware                                     100%
AMEKAI (BVI), Ltd                              British Virgin Islands                        50%
AMELON, Inc.                                   Delaware                                     100%
AMETEK (Bermuda), Ltd                          Bermuda                                      100%
AMETEK (Canada), Ltd                           Canada                                       100%
AMETEK (FSC), Inc.                             U. S. Virgin Islands                         100%
AMETEK GmbH                                    Germany                                      100%
  AMETEK Precision Instruments Europe GmbH     Germany                                      100%
AMETEK IMTSA, S.A. de C.V.                     Mexico                                       100%
AMETEK Lamb Motores de Mexico, S.A. de C.V.    Mexico                                       100%
AMETEK Mexicana, S.A.                          Mexico                                       100%
AMETEK Motors Holding, Inc                     Delaware                                     100%
AMETEK Precision Instruments France, SARL      France                                       100%
AMETEK Precision Instruments (UK) Ltd.         England                                      100%
AMETEK Receivables Cop                         Delaware                                     100%
EDAX Inc.                                      Delaware                                     100%
  TSL Inc.                                     Utah                                         100%
  EDAX Japan K.K.                              Japan                                        100%
  EDAX B.V.                                    Netherlands                                  100%
  EDAX Ltd.                                    England                                      100%
EMA Corporation                                Delaware                                     100%
  AMETEK Do Brasil Ltda.                       Brazil                                       100%
  AMETEK Holdings B.V.                         Netherlands                                  100%
  AMETEK Denmark A/S.                          Denmark                                      100%
    AMETEK Elektomotory CR S.R.O.              Czech Republic                               100%
    AMETEK (Italia) S.r.l.                     Italy                                        100%
    AMETEK Singapore Private Ltd.              Singapore                                    100%
    AMETEK Motors Hong Kong Ltd.               Hong Kong                                    100%
      Amekai Singapore Private Ltd.            Singapore                                     50%
        Amekai Meter (Xiamen) Co., Ltd.        China                                        100%
      AmeKai Taiwan Co., Ltd.                  Taiwan                                        50%
      AMETEK Motors Asia Private Ltd.          Singapore                                    100%
        AMETEK Motors (Shanghai) Co., Ltd.     China                                        100%
      AMETEK Holdings (UK) Ltd.                England                                      100%
        Lloyd Instruments Ltd.                 England                                      100%
          Lloyd Instruments S.A.               France                                       100%
      Neue Elektromotoren GmbH - Schleusingen  Germany                                      100%
    WEBAK, B.V.                                Netherlands                                  100%
John Chatillon & Sons, Inc.                    New York                                     100%
Rotron Incorporated                            New York                                     100%
NCC Holdings, Inc.                             Delaware                                     100%
  AMETEK National Controls Corporation         Delaware                                     100%
Controls Holding Corporation                   Delaware                                     100%
  Patriot Sensors & Controls Corporation       Delaware                                     100%
  Nihon Drexelbrook Co., Ltd.                  Japan                                        100%
Prestolite Asia Ltd.                           Korea                                         50%
Seiko EG&G Co. Ltd.                            Japan                                         49%
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*    Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.